Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                                 August 28, 1997
The Bear Stearns Funds
245 Park Avenue
New York, New York  10167


                  Re:   The Bear Stearns Funds
                        with respect to the following portfolios only:
                             Large Cap Value Portfolio
                             Small Cap Value Portfolio
                             Total Return Bond Portfolio
                             The Insiders Select Fund
                             S&P STARS Portfolio
                             Focus List Portfolio
                        Registration No. 33-84842
                        Post-Effective Amendment
                        to Registration Statement on Form N-1A
                        ----------------------------------------------

Gentlemen:

         We consent to the reference to our Firm as Counsel in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A.

                                          Very truly yours,


                                          /s/ Kramer, Levin, Naftalis & Frankel
                                          -------------------------------------
                                          Kramer, Levin, Naftalis & Frankel